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                                                                     EXHIBIT 5












                                                                  July 8, 1997


Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas  77060

Dear Sirs:

         We have acted as special counsel to Anadarko Petroleum Corporation (the "Company") in connection with the Company's Registration Statement on Form S-3 being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the contemplated issuance by the Company from time to time of up to $300,000,000 aggregate initial offering price of Debt Securities, Preferred Stock and/or Common Stock (collectively, the "Securities"). The Debt Securities are to be issued pursuant to a Senior Indenture between the Company and Harris Trust and Savings Bank, as trustee, the form of which has been filed as an Exhibit to the Registration Statement (the "Senior Indenture") or a Subordinated Indenture between the Company and First Chicago NBD, as trustee, the form of which has been filed as an Exhibit to the Registration Statement (the "Subordinated Indenture").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion.









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Anadarko Petroleum Corporation            -2-                      July 8, 1997




         On the basis of the foregoing, we are of the opinion that:

                       (1) when the Senior Indenture or the Subordinated
                  Indenture has been duly authorized, executed and delivered and when the specific terms of a particular Debt Security have been duly authorized and established in accordance with the Senior Indenture or the Subordinated Indenture, as the case may be, and such Debt Security has been duly authorized and executed, authenticated, issued and delivered in accordance with the Senior Indenture or the Subordinated Indenture, as the case may be, against payment therefor in accordance with the applicable underwriting or other agreement, such Debt Security will constitute the valid and binding obligation of the Company; and

                           (2) the shares of Common Stock, par value $0.10 per
                  share, of the Company (the "Common Stock"), and the shares of Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock"), when such shares of Common Stock or Preferred Stock, as the case may be, have been duly authorized, issued and delivered against payment therefor in accordance with the applicable underwriting or other agreement, will be validly issued, fully paid and non-assessable.

         In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement has been declared effective, that the authorization of the Securities will be applicable to such Security, will not have been modified or rescinded and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.






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Anadarko Petroleum Corporation            -3-                      July 8, 1997



         We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Company relating to the Securities and to the reference to our name in the Prospectus contained therein.

                                                     Very truly yours,


                                                     /s/ Davis Polk & Wardwell